DVI

COLLATERAL RIDER TO MASTER SECURITY AGREEMENT
(Contract Rights)

Contract No. 3565

MORRIS COUNTY PET MANAGEMENT LLC ("**Obligor**") hereby grants to and for the benefit of **DVI FINANCIAL SERVICES INC.** and its Affiliates, as collateral security for the DVI Indebtedness, a security interest in, and lien on, all right, title and interest of Obligor in and to the following agreement(s), together with all modifications, extensions, renewals and substitutions therefore and all income, proceeds and products thereof.

Date of Agreement	Title of Agreement	Parties to Agreement
May 22, 2002	Lease	The Sagemark Companies, Ltd and Morris County PET Management LLC

Obligor acknowledges and agrees that this Collateral Rider and the grant of the security interest and lien contained herein are subject to the terms and conditions of that certain Master Security Agreement dated **August 6, 2002**, by and between Obligor and DVI.

IN WITNESS WHEREOF, Obligor, intending to be legally bound, has executed this Collateral Rider by its duly authorized representative effective as of **August 6, 2002**.

HIS CONTRACT (AND EQUIPMENT SCHEDULE AND MASTER LEASE HE TERMS OF WHICH IT INCORPORATES) HAS BEEN ASSIGNED TO, SUBJECT TO THE SECURITY INTEREST OF AND IS HELD IN TRUST OR THE BENEFIT OF FLEET BANK N.A., AS AGENT, PURSUANT TO HE TERMS AND CONDITIONS OF A SECURITY AGREEMENT DATED INE 14, 1991 AND RELATED DOCUMENTS, AS AMENDED FROM ME TO TIME.

MORRIS COUNTY PET MANAGEMENT LLC

By: [signature]

Name: Stephen A. Schulman

Title: Manager

Form 27 S:\Shared\DOCUMENT\DS WEIKEL\The Sagemark Companies Ltd\Rider to MSA (Contract Rights).doc 10/02/2002 10:48 AM
Revised 3/6/01